UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2012

METHA ENERGY SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-152539	32-0251358
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Room 205, Building A No. 1 Torch Road, High-Tech Zone Dalian, China	116023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 (411) 3973-1515

410 Park Avenue, 15th Floor, New York, NY 10022
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

Metha Energy Solutions Inc. (the “Company”), is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2012 (the “Original Filing”).

The Company is filing this Amendment for the purposes of: (i) correcting minor typos errors and omissions in the Original Filing and in Exhibits 99.1 and 99.2; and (ii) providing Exhibits 10.6 to 10.11 to the Original Filing.

No changes have been made to the Original Filing other than to add the information as described above.  This Amendment should be read in conjunction with the Original Filing. This Amendment speaks as of the date of the Original Filing, does not reflect events that may have occurred after the date of the Original Filing and does not modify or update in any way the disclosures made in the Original Filing, except as required to reflect the revisions discussed above.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; relationships with our merchants and subscribers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Report. You should read this Report and the documents that we reference and file or furnish as exhibits to this Report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Metha Energy Solutions, Inc. and its consolidated subsidiaries.

In addition, unless the context otherwise requires and for the purposes of this Report only:

●	“Closing Date” means October 29, 2012;
●	“Dalian Tianyi” refers to our variable interest entity Dalian Tianyi Culture Development Co., Ltd., a PRC limited company;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“HK Science& Technology” refers to our subsidiary Science & Technology World Website Hong Kong Media Holding Co., Ltd., a Hong Kong company;
●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;
●	“MGYS” refers to Metha Energy Solutions Inc., a Delaware corporation;
●	“PRC” and “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;
●	“PRC Operating Subsidiaries” and “PRC Operating Entities” refers to “Science & Technology (Dalian)” and “Dalian Tanyi”;
●	“Renminbi” and “RMB” refers to the legal currency of China;
●	“Science & Technology Media” refers to Science & Technology World Website Media Group Co., Ltd., a British Virgin Islands company;
●	“Science & Technology Holding” refers to Science & Technology World Website Media Holding Co., Ltd., a British Virgin Islands company;
●	“Science & Technology Trading” or “WFOE” refers to our indirect subsidiary of Science & Technology World Website Trade (Dalian) Co., Ltd., a PRC limited company;
●	“Science & Technology (Dalian)” refers to our variable interest entity Science & Technology World Network (Dalian) Co., Ltd., a PRC limited company;
●	“SEC” refers to the Securities and Exchange Commission;
●	“Securities Act” refers to the Securities Act of 1933, as amended; and
●	“U.S. dollars,” “dollars,” “US$,” “$” and “USD” refers to the legal currency of the United States.

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Science & Technology Media

On the Closing Date, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with (i) Science & Technology Holding, (ii) Science & Technology Media, (iii) the shareholders of Science & Technology Holding (the “Science & Technology Shareholders”) and (iv) our former principal shareholder pursuant to which we acquired all of the outstanding capital stock of Science & Technology Media from Science & Technology Holding in exchange for the issuance of 50,000,000 shares of our common stock to the Science & Technology Shareholders (the “Share Exchange”).  The shares issued to the Science & Technology Shareholders in the Share Exchange constituted approximately 95% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  In connection with the closing, 10,000,000 shares of our common stock held by our former principal shareholder have been cancelled. As a result of the Share Exchange, Science & Technology Media became our wholly owned subsidiary and Wei Jiang and HuiAn Peng became our principal stockholders.

The transaction was regarded as a reverse merger whereby Science & Technology Media was considered to be the accounting acquirer as it retained control of Metha Energy Solutions Inc. after the Share Exchange.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

FORM 10 DISCLOSURE

As disclosed elsewhere in this Report, we acquired Science & Technology Media on the Closing Date pursuant to the Share Exchange, which was accounted for as a recapitalization effected by a share exchange.  Item 2.01(f) of Form 8-K provides that if the Company was a shell company, other than a business combination related shell company (as those terms are defined in Rule 12b-2 under the Exchange Act) immediately before the Share Exchange, then the Company must disclose the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the Company’s securities subject to the reporting requirements of Section 13 of the Exchange Act upon consummation of the Share Exchange.

The transaction was regarded as a reverse merger whereby Science & Technology Media was considered to be the accounting acquirer as it retained control of Metha Energy Solutions Inc., after the Share Exchange.

To the extent that the Company might have been considered to be a shell company immediately before the Share Exchange, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the Company after the acquisition of Science & Technology Media, except that information relating to periods prior to the date of the Share Exchange relate only to Science & Technology Media and its affiliates unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Science & Technology Media is a multi-languages portal website that serves to the technology industry and provides advertising opportunities to the companies through our diverse business network in China; we well-positioned our business in the science and technology field and currently operate our website through three different versions in Chinese, English and Japanese. Right now, we have 34 domestic channels including every province, city, autonomous region, cities with independent planning status, Hong Kong, Macau and Tai Wan.

We mainly provide online platform to business entrepreneurs/corporations with a B2B marketplace that can help our customers:

•	establish their brand image through online magazine, online corporate multimedia advertisement, executives interviews, institutional alliances and flexible membership package that tailor made based on what our customers need.
•	set up company online exhibition to introduce their products to the public, where they have our tailor-made corporate introduction and factory facilities online show room;
•	B2B product purchase platform for companies and end-users;

•	online job opportunity section for corporate clients; and
•	corporate blogs.

We also offer a range of business management software, internet infrastructure services and export-related services, and provide educational services to incubate enterprise management and e-commerce professionals.

Besides our various service models that we provide to enterprises customers, we also provide “home-oriented” online experience to our technicians, science and technology professionals, where they can easily find information related to their work, job opportunities within the technology industry, moreover, they can also meet friends, professionals through our website. BBS is part of our service that users can upload and download software and data, read news and bulletins, and exchange messages with other users either through email or in public message board.

We currently derive a substantial portion of our revenues from online advertising services. Our advertising solutions present corporate users with attractive opportunities to combine the visual impact and engagement of traditional television-like multimedia advertisements and online magazines with the interactivity and precise targeting capabilities of the Internet. We strive to promote a novel and unique advertising environment on our website to attract technology enterprises.

We were mainly focus on the technology development, and clients marketing in 2010 and 2011. During the past two years, we have positioned ourselves in a fast growing industry – Internet. Despite said above, we also work closely with traditional media channels, such as magazine, TV channels. So far, we have built a steady relationship with four major Chinese magazines: 315online, China Brand, China High-Tech zone and Dalian Machinery.

Moreover, we also work closely with WO 3G mobile TV, which is a new media channel through mobile that developed by Liaoning broadcast TV and China Unicom, which is the second largest mobile phone operator in China. With the new strategic cooperation with 3G, we will therefore, have a new platform for entrepreneurs, local government or any entities that have the needs to advertise their business and corporate cultures through a new channel.

We are a team combined with passionate employees and a perceiving management team, since the beginning of our business, our company has spent great effort on the website and market development in 2010 and 2011.

During the past two years, we have attracted clients from different industries: governments, academic institutions, OEM, Environmental technology firms, and other high-tech companies.

Our mission is to develop a worldwide online platform for science and technology companies. Our company believes the network can change the world, bring people, corporate from miles away into one online world to share, to work, to communicate.

Our Corporate History and Background

Science & Technology World Website Media Group Co., Ltd was organized under the laws of the British Virgin Islands on February 15, 2011 to serve as a holding company for our PRC operations. On September 16, 2011, Science & Technology Media established HK Science and Technology in Hong Kong to serve as an intermediate holding company.

On January 20, 2012, HK Science and Technology established WFOE in the PRC. On January 21, 2012, the WFOE respectively entered into a series of agreements with Dalian Tianyi, Science & Technology (Dalian) and their respective shareholders (the “Contractual Arrangements”). The relationship with Dalian Tianyi, Science & Technology (Dalian) and their respective shareholders are governed by the Contractual Arrangements. The Contractual Arrangements is comprised of a series of agreements, including Exclusive Technical Consulting Service Agreements and Operating Agreements, through which WFOE has the right to advise, consult, manage and operate Dalian Tianyi and Science & Technology (Dalian), and collect 85% of their respective net profits. In order to further reinforce the WFOE’s rights to control and operate Dalian Tianyi and Science & Technology (Dalian), the shareholders of Dalian Tianyi and Science & Technology (Dalian) have granted WFOE, under the Exclusive Equity Interest Purchase Agreement, the exclusive right and option to acquire all of their equity interests respectively in Dalian Tianyi and Science & Technology (Dalian). Furthermore, the shareholders of Dalian Tianyi and Science & Technology (Dalian) is under the procedure of pledging all of their equity interests respectively in Dalian Tianyi and Science & Technology (Dalian) to WFOE under the Exclusive Equity Interest Pledge Agreement, and through the Exclusive Equity Interest Pledge Agreement, WFOE can collect the remaining 15% of Dalian Tianyi and Science & Technology (Dalian)’s respective net profits.  According to the Power of Attorney executed by the shareholders of Dalian Tianyi and Science & Technology (Dalian), they exclusively authorized WFOE to perform and exercise any and all of the shareholder’s rights in Dalian Tianyi and Science & Technology (Dalian).

HK Science and Technology and WFOE are considered foreign investor and foreign invested enterprise respectively under PRC law. As a result, HK Science and Technology and WFOE are subject to limitations under PRC law on foreign ownership of Chinese companies. According to the Catalogue of Industries for Guiding Foreign Investment (2011 Revision) (the “Catalogue”), there are four kinds of industries which are encouraged, permitted, restricted and prohibited for foreign investment. The primary business of Dalian Tianyi and Science & Technology (Dalian) are within the category in which foreign investment is currently restricted. The Contractual Arrangements with Dalian Tianyi and Science & Technology (Dalian) allow the Company to substantially control Dalian Tianyi and Science & Technology (Dalian) through WFOE without any equity relationship.

According to the Power of Attorney executed by the shareholders of Dalian Tianyi and Science & Technology (Dalian), they exclusively authorized WFOE to perform and exercise any and all of the shareholder’s rights in Dalian Tianyi and Science & Technology (Dalian).

As a result of the Contractual Arrangements, under generally accepted accounting principles in the United States, or U.S. GAAP, Science & Technology Media is considered the primary beneficiary of Dalian Tianyi and Science & Technology (Dalian) (“VIEs”) and thus consolidates their results in its consolidated financial statements.

Science & Technology Holding is a corporation organized under the laws of British Virgin Islands on February 15, 2011. It was the sole shareholder of Science & Technology Media.

On the Closing Date, we entered into the Share Exchange Agreement with (i) Science & Technology Holding (ii) Science & Technology Media, (iii) the Science & Technology Holding Shareholders and (iv) our former principal shareholder pursuant to which we acquired all of the outstanding capital stock of Science & Technology Media from Science & Technology Holding in exchange for the issuance of 50,000,000 shares of our common stock to the Science & Technology Shareholders. The shares issued to the Science & Technology Shareholders in the Share Exchange constituted approximately 95% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  In connection with the closing, 10,000,000 shares of our common stock held by our former principal shareholder have been cancelled. As a result of the Share Exchange, Science & Technology Media became our wholly owned subsidiary and Wei Jiang and HuiAn Peng became our principal stockholders. The Share Exchange was accounted for as a recapitalization effected by a share exchange, wherein Science & Technology is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Science & Technology have been brought forward at their book value and no goodwill has been recognized.

Our corporate structure after the reorganization is set forth below:

Corporate Information

Our principal executive offices are located at Room 205, Building A, No. 1, Torch Road, Hi-tech Zone, Dalian, China, 116023, the People’s Republic of China. Our telephone number at this address is +86 (411) 39731515.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

We are well positioned in a highly fragmented and competitive market. Our China-based website for technology allow us to utilize cost-competitive domestic labor and resources to manage costs, provides a close proximity to our customers to better understand and service their needs and allows us to have real time updates on prevailing market conditions in China.

We run our business with an attractive and various business models. We provide a broad range of services to entrepreneurs and corporations that include online exhibition, online magazine, online corporate multimedia advertisement, Executives interviews, institutional alliances and flexible membership package that tailor made based on what our customers need.

We have development strong business relationship with local enterprises throughout China, and business professionals, we also work closely with main media press. We work closely with major scientifically magazines, local governments, major media channels, and high-tech enterprises throughout China from different industry. So far, we have built a steady relationship with four major Chinese magazines: 315online, China Brand, China High-Tech Zone and Dalian Machinery. We also work closely with WO (UMTS/3G network service brand by China Unicom) 3G mobile TV, which is a new mobile media that developed by Liaoning broadcast TV and China Unicom (China Unicom is the second largest mobile phone operator in the country).

We also undertake big events to spread out our brand name. And therefore, earn the opportunities with other major media companies and enterprises. For example, in 2012, June to July, we have worked on the events called “China Brand image spokesman competition”

During the 21st century, Chinese brands are about to step into a new age. To set up a well-known brand, a company would need a high quality image spokesman to represent its product besides the high quality of its product. The aim of this contest is to select high quality image spokesman for emerging national brand, the advisory institutions for this contest include General Administration of Quality Supervision, Inspection and Quarantine of PRC, China Enterprise Confederation, China Enterprise Directors Association, China Radio and Television Association and China Council for the Promotion of Famous Brand Strategy. After local selection and final contest, a hundred brand image spokesmen will be chosen as winners of this contest. We have set up a team to deal with the work of contest design, operation, promotion and sponsorship. Local contest will be held by different local enterprises who have related qualifications and our authorization. The income of this event is mainly from the sponsorship of the final contest, endowment of co-organizers, sponsor from exclusive product enterprise, and 500,000 RMB from each enterprise who undertake the local contest.

We have an experienced management and operational teams with extensive market knowledge. Our management team and key operations and technical personnel have extensive management skills, relevant operational experience and industry knowledge. We have created and maintained a stable management team and have been able to retain our core management and key technical personnel since our inception. We believe that our management team’s experience, longstanding customer relationships and in depth knowledge of the Chinese market will enable us to continue our successful execution of expansion strategies and take advantage of market opportunities that may arise.

Multi-language website provides potential opportunities to attract clients from all over the world. We have currently operated our website through 3 languages: Chinese, English and Japanese. We believe with our multi-language portal website, more audience from the world will be able to learn, to communicate, and share information through our website.

Our Growth Strategy

Our mission is to become the primary source of technology information, knowledge, products platform for the Chinese population across any Internet-enabled device and moreover, we hope we can attract international technology professionals and enterprises through our multi-languages website. We intend to achieve our mission by expanding our content library and user base, enhancing our brand and improving our business model. More specifically, we plan to implement the following strategies:

•	Increase the breadth and depth of our online technology content library. We have more than 25 in-house editors to collect and translate the most updated news through the world. However, we believe the long-term strategy of having a global growth is by improving the strength and capability to collect prompt information in time, and therefore, turning ourselves into one of the Chinese top online news channel.

•	Further enhance our brand recognition. We have a limited history that have not yet build adequate exposure in our business, as that said, we will dedicate more effort on company brand management through a cost effective way. Such as promote our brand through our strategic cooperation partners, high-technology product representative agent, carry out important social events with famous media channels and brands.

•	Expand and diversify our revenue sources. Our current revenue is mainly generated from online advertising for our customers through membership sales model. With the increase of our market share, brand recognition, and technology development, we will be able to work with most high-tech companies to develop a stable and active online trading platform , therefore, we will derive a new revenue stream from the trading platform (please refer to “our business and service” section for more information).

•	New stream to generate revenue through 3G Mobile TV. As the 2008 Olympic competition was rebroadcasted on mobile TV at the first time, the new media such as mobile TV created a new space for advertising business. This new opportunity is critical with the development of mobile, moreover, smart phone users.

The 12th Five-Year Plan issued by China’s Ministry of Industry and Information Technology (MIIT) established aggressive development targets for the China telecommunications industry from 2011 to 2015. During this time, China’s mobile communications user base will reach more than 1.1 billion with total Internet users climbing to 600 million, representing a 40% penetration rate (www.iresearchchina.com).

Therefore, as analyzed above, we have targeted this market as a new potential platform for our service to our clients, that will create a new location to advertise their business on a smart phone. We are working closely with WO 3G mobile TV, which is a new mobile media that developed by Liaoning broadcast TV and China Unicom, the second largest mobile phone operator in the country.

•	Expand our online network infrastructure and optimize our services. In order to improve website hits, we have revised our website from time to time to provide the most user-oriented set up for our web page to make it more in line with general practice for a website, but also exaggerate our advantages and diversity of the website.

•	Recruit additional qualified employees and enhance our research and development capabilities. In connection with the expansion of our business, we plan to continue recruiting more highly qualified individuals to conduct our operations of our website while maintaining the consistency and quality of the services that we deliver. We also plan to recruit more high profile personnel in our research and development department and invest in enhancing our research and development capabilities to be more competitive. Where appropriate, we will also endeavor to partner with domestic and international companies in order to expand our technological capabilities.

Our Services

We currently generate our revenue through our diverse advertisement package to our business clients. To be our customers, the companies need to have the three distinct criteria:

•	The member companies need to have its own technology created and have innovative project or have had significant success in the technology industry;

•	The member companies are reputable in their industry, and can influence the whole industry with their reputation;

•	The member companies have fine product quality and recognized brand in the industry.

We have classified our service package as follow (Service fee in RMB):

	Executive vice president	Vice president	Executive director	Director
Fee/ year	500,000	300,000	150,000	80,000
Service Item
Front page ad	3 years,20MM* 50mm	2 years,20MM* 50MM	2 years,20MM* 50MM	1 year,20MM* 50MM
Online exhibition display	3 years	2 years	2 years	1 year
Multi-language online profile	3 years	2 years	2 years	1 year
setup trading platform	3 years	2 years	2 years	1 year
Job recruiting	3 years	2 years	2 years	1 year
online magazine advertisement	3 years	2 years	1 year	1 year
annual conference, submit	at least once a year	at least once a year	at least once a year	Twice a year
Make special subject	Yes	Yes	Yes	Yes
Keyword for searching engine	1 year	1 year	1 year	6 months
design website	Yes	Yes	Yes	NO
referral business	first year	first year	first year	Yes
Discount on subsidiary for S&T	Yes	Yes	Yes	Yes
articles on traditional magazine	2 to 3	2	1( within 5000 words)	1(within 2500 words)

Detailed explanation for our service items:

Front page ad: front page advertisement for our membership companies on our website;

Online exhibition display: display our membership companies’ products and corporate profile on our website;

Multilanguage online profile: develop the membership company’s corporate profile with more than one language. They can choose to develop their corporate profile in English, Japanese or other languages;

Setup trading platform: help our membership company to setup an online trading section on our website under the online trading section;

Job recruiting: setup a corporate recruiting section on our website for our membership companies, to help them recruit new employees from our website resources;

Online magazine advertisement: we help our membership companies to design and display their own corporate magazine on our website;

Annual conference/submit: we organize conferences for more than one time in a year; the topic for each conference can vary. The membership companies will be invited to join the conference we organize;

Make special subject: our firm can compose an article based on a specific topic for our membership company that related to their corporate business, such as CEO interview; corporate interview;

Keyword for searching engine: we can set the name of our membership client’s firm as the keyword in the our search engine, so when any individual or corporate wants to search any information on our website, the keyword will show up immediately;

Design website: we provide website design service to our membership company;

Referral business: we introduce business for our membership company within our website

Discount on subsidiary for S&T: if our membership company wants to be an alliance of Science and Technology (Dalian), we can give discount to them for being an alliance;

Articles on traditional magazine: we can write one or more articles related to our membership client to introduce their corporate culture, corporate information or the CEO stories;

Our innovative business model that differentiate us from other advertising companies:

Online Exhibition

The “Online-Expo” of the Company is a brand-new mode of product exhibition. We put our members product information on the internet through this window based on actual exhibition locations; it is a percept complement to the “International High-tech product exhibition of Dalian”. Each exhibiter has its own web page, and all information about the exhibiter and its products are available to internet users on the page. According to actual exhibition, we divide the “Internet Expo” into 14 sections, including software, electronics, internet, cartoon, manufacture, biology, medicine, communications, automobile, energy, environmental protection, aerospace, new material and agriculture.

We have set up an integral database for every single exhibiter on the “Internet Expo”, all the data such as exhibition information; daily turnover and the attention rate of the product are available on their respective web page.

Business Mode of Software and Information Service

The Company has established a team to deal with software R&D and outsource services; these groups realize our website’s daily technique upgrade and also support related R&D of “The Internet of things” industry. At the meanwhile the company is seeking for cooperation with other companies, we take on all kinds of software outsource services. These services shall add extra profit to our company.

Online Trading Platform

The Company has a self-contained online transaction platform for technology products. It caters for the needs of most of the internet users who are likely to make technology product deals on the internet. But, some of the new products cannot be shown on the internet because of its own characteristics. We also have a professional team to deal with the promotion of these kinds of product, and we will knit a distribution net all over the Chinese mainland and main cities overseas.

Our Company has a strict product selecting procedure. Before we introduce a product to customers, we will verify the qualification of the manufacturing enterprise and make a series test of the products’ function and performance. Furthermore, we work directly with enterprises to cut down the number of intermediate links, so as to enhance the price advantage of the products.

In the near future, we plan to work together with our clients on marketing their products, and derive a new channel to make profit of our business.

There are two main operating procedures that we will consider: one is exclusive distribution of technology product and the other one is equity participation program. When we adopt the first strategy, we will buy out all the distribution right of a product in a specific area from a company; on top of that we will put this product on our promotion network. Our revenue comes from the price difference of the product.

When it comes to the second procedure, we will select a product which is likely to have a vigorous momentum in the future. We will cooperate with the manufacturing enterprise through cash investment, technology investment or other cooperative mode. As stated, we will act as a shareholder of the company we invested in and participant the business operation of this enterprise. Our revenue comes from the profit distribution of the enterprise.

Our Customers

We started generate revenue in 2010. We target companies that:

a. need to have its own technology created and have innovative project or have had significant success in the technology industry;

b. are reputable in their industry, and can influence the whole industry with their reputation;

c. have fine product quality and recognized brand in the industry.

We have various customers that come from different industries, such as: logistics, energy, social society, healthcare, construction, machinery, clothing, food and retailing and so forth. Our revenue increased approximately 15 times in 2011, in comparison with 2010, attributed to our aggressive marketing strategy.

Sales and Marketing

Sales to customers in China account for all of our revenue. We target our sales efforts primarily in major leading companies in China; however, we tend to focus on the local companies in Dalian for the beginning of our business, and then start to get in touch with companies throughout all China. We have developed and strive to maintain a diversified sales network that allows us to effectively market products and services to our customers. Our sales and marketing team currently consists of 19 employees. Our executive management team is also actively involved in business development and in managing our key client relationships.

Research and Development

Because of the nature of our business, we are required to improve our technology ability in a high frequency in order to compete with other business competitors in the business.

Since the beginning of our operation in 2010, we have striven to work on our website by increase the input of our database, develop new channels and functions on our website, create new platform for job recruitment, trading through different industries, and design, edit, and publish online journals and carried out other activities to dramatically enlarge our service capability.

We have upgraded our website three times in the past a year and half, made great effort of each time:

End of 2010 to January 2011, we managed to setup and create the Science & Technology website; In 7 months later, we upgraded our website with the development of network construction and database; from the beginning of 2012, we have setup clear strategy and timeline on what we will develop and how we will upgrade our website in order to improve our existing services and further broaden our product offering. We will also recruit more highly qualified experts to enhance its capability.

Competition

Our business model is to provide our B2B platform to technology enterprises, and our revenue is generated from advertisement business through our membership payment model. We believe that we have the unique business model; however, we still acknowledge the competition from the advertising market in china. Our competitor includes companies that provide the same advertising portal website to B2B customers and also the portal website that provide services to individuals, the large internet companies such as : Sohu.com, Sina.com, Baidu.com and others. We also face competition from large online video advertisers such as.Youku.com, Tudou.com and 56.com and others.

Traditional media channel (magazine, newspapers, and radio), telecommunications, street showcase, billboard, frame and public transport advertising companies are also our competitors.

Intellectual Property

We have recognized the material impact on how to protect our intellectual property.

Trademarks

We are registering the following trademark with the Trademark Office, State Administration for Industry and Commerce in the PRC:

No.	Registration(Application) No.	Trademark	Applicant	Item Category	Application Date
1	10494489 and 10494470		Science & Technology (Dalian)	35* 42*	February 16, 2012
2	10494453 and 10494499	TWWTN	Science &Technology (Dalian)	35* 42*	February 16, 2012

*35: Product/service category:

1. Advertising; 2 advertising agency; 3 Advertising space for rent;4 Online advertising on the data communication network; 5 advertising planning; 6 advertising design; 7 advertising publication; 8 Rental for advertising time on communication media; 9 direct email advertising;10 provide models for advertising or promotion purpose

*42: Product/service category:

1. Computer software design; 2 transfer data and document into electronic media;3 help the others to create or maintain website; 4 packaging design; 5 Exterior design for industrial product;6 Fashion design; 7 artwork appraisal; 8.Written graphic arts design; 9 Computer programming; 10 Managing computer stations.

Domain Names

Dalian Tianyi owns five domain names, which are www.twwtn.com, www.twwtn.cn, www.twwtn.net, www.twwtn.com.cn and www.twwtn.org.

Governmental Approval and Regulation

Patent

In accordance with the PRC Patent Law, the State Intellectual Property Office is responsible for administering patents in the PRC. The patent administration departments of provincial, autonomous region or municipal governments are responsible for administering patents within their respective jurisdictions.

The Chinese patent system adopts a "first to file" principle, which means that, where more than one person files a patent application for the same invention, a patent will be granted to the person who filed the application first. To be patentable, invention or utility models must meet three conditions: novelty, inventiveness and practical applicability. A patent is valid for 20 years in the case of an invention and 10 years in the case of utility models and designs. A third-party user must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement upon patent rights.

Trademarks

Registered trademarks in the PRC are protected by the Trademark Law of the PRC which came into effect in 1982 and was revised in 1993 and 2001 and the Regulations for the Implementation of Trademark Law of PRC which came into effect in 2002. A trademark can be registered in the PRC with the Trademark Office under the State Administration for Industry and Commerce, or the SAIC. The protection period for a registered trademark in the PRC is ten years starting from the date of registration and may be renewed if an application for renewal is filed within six months prior to expiration.

Copyright

Copyright in the PRC is protected by the Copyright Law of the PRC which was promulgated in 1990 and revised in 2001 and February 2010 and the Regulation for the Implementation of the Copyright Law of the PRC which came into effect in September 2002. Under the revised Copyright Law, copyright protections have been extended to information network and products transmitted on information network. Copyrights are reserved by the author, unless specified otherwise by the laws. According to Article 16 of the Copyright Law, if a work constitutes “work for hire”, the employer, instead of the employee, is considered the legal author of the work and will enjoy the copyrights of such “work for hire” other than rights of authorship. “Works for hire” include, (1) drawings of engineering designs and product designs, maps, computer software and other works for hire, which are created mainly with the materials and technical resources of the legal entity or organization with responsibilities being assumed by such legal entity or organization; (2) those works the copyrights of which are, in accordance with the laws or administrative regulations or under contractual arrangements, enjoyed by a legal entity or organization. The actual creator may enjoy the rights of authorship of such “work for hire.”

A copyright owner may transfer its copyrights to others or permit others to use its copyrighted works. Use of copyrighted works of others generally requires a licensing contract with the copyright owner. The protection period for copyrights in the PRC varies, with 50 years as the minimum. The protection period for a “work for hire” where a legal entity or organization owns the copyright (except for the right of authorship) is 50 years, expiring on December 31 of the fiftieth year after the first publication of such work.

Facilities

We currently operate in the following facility under a lease agreement. The aggregate monthly payment under these leases is RMB 43,828 (approximately $6,929), as set forth on the table below:

Facility	Address	Lessor	Space (Square Meters)	Monthly Rent	Lease Period
Dalian (headquarters)	Room 205, Building A, No. 1, Torch Road, Hi-tech Zone, Dalian, China	Dalian Hi-Tech Enterprises Service Center	1,440.92	$6,929	May 1, 2012 to April 30, 2013

Employees

As of October 2012, we had a total of 77 employees. We have paid the social insurance coverage for our full time employees for certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees, which are carried out under PRC law. The following table shows the number of our employees by function.

Function	Number Of Employees
Management	7
Technicians and Engineers	13
Editorials	30
Sales and Marketing	16
Accounting	2
Administration	9
Total	77

We believe that we maintain a satisfactory working relationship with our employees, and we have not experienced any significant labor disputes or any difficulty in recruiting staff for our operations. None of our employees is represented by a labor union.

Our employees in China participate in a state pension plan organized by Chinese municipal and provincial governments. We are required to make monthly contributions to the plan for each employee at the rate of 20% of his or her average assessable salary. In addition, we are required by Chinese law to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

We face intense competition. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could be adversely affected.

Our business is rapidly evolving and intensely competitive, and is subject to changing technology, shifting user needs, and frequent introductions of new products and services. We have many competitors in different industries, including Sohu, Youku, Sina and other industry players. Our current and potential competitors range from large and established companies to emerging start-ups. Established companies have longer operating histories and more established relationships with customers and users, and they can use their experience and resources in ways that could affect our competitive position, including by making acquisitions, investing aggressively in research and development, aggressively initiating intellectual property claims (whether or not meritorious) and competing aggressively for advertisers and websites. Emerging start-ups may be able to innovate and provide products and services faster than we can.

Our competitors are constantly developing innovations in web search, online advertising, and web-based products and services. As a result, we must continue to invest significant resources in research and development, including through acquisitions, in order to enhance our web search technology and our existing products and services, and introduce new products and services that people can easily and effectively use. If we are unable to provide quality products and services, then our users may become dissatisfied and move to a competitor’s products and services.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has no experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. As we become a more mature company in the future, we may find recruiting and retention efforts more challenging. If we do not succeed in attracting, hiring and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our products may infringe the intellectual property rights of third parties, and third parties may infringe our proprietary rights, either of which may result in lawsuits, distraction of management and the impairment of our business.

As the number of patents, copyrights, trademarks and other intellectual property rights in our industry increases, products based on our technology may increasingly become the subject of infringement claims.  Third parties could assert infringement claims against us in the future.  Infringement claims with or without merit could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements.  Royalty or licensing agreements, if required, might not be available on terms acceptable to us, or at all.  We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights.  Litigation to determine the validity of any claims, whether or not the litigation is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel from productive tasks.  If there is an adverse ruling against us in any litigation, we may be required to pay substantial damages, discontinue the use and sale of infringing products, and expend significant resources to develop non-infringing technology or obtain licenses to infringing technology.  Our failure to develop or license a substitute technology could prevent us from selling our products.

We will incur increased costs as a result of being a public company.

We will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, including the requirements of Section 404, as well as new rules and regulations subsequently implemented by the SEC, the Public Company Accounting Oversight Board (the “PCAOB”), impose additional reporting and other obligations on public companies. We expect that compliance with these public company requirements will increase our costs and make some activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously.  For example, we will adopt new internal controls and disclosure controls and procedures. In addition, we will incur additional expenses associated with our SEC reporting requirements. Furthermore, if we identify any issues in complying with those requirements (for example, if we or our accountants identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect us, our reputation or investor perceptions of us. We also expect that it will be difficult and expensive to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on the Company’s board of directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in corporate governance and reporting requirements. We expect that the additional reporting and other obligations imposed on us by these rules and regulations will increase our legal and financial compliance costs and administrative fees significantly. These increased costs will require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Some foreign companies, including some that may compete with our company, may not be subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the Angola or any other countries in which we conduct our business. However, our employees or other agents may engage in conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with PRC governmental restrictions on foreign investment in telecommunication business, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Current PRC laws and regulations place certain restrictions on foreign ownership of companies that engage in telecommunication business. Specifically, foreign investors are not allowed to own more than a 50% equity interest in any PRC company engaging in value-added telecommunications businesses. We conduct our operations in China principally through the Contractual Arrangements among our WFOE, PRC Operating Entities and their shareholders. Our Contractual Arrangements enable us to exercise effective control over PRC Operating Entities and treat them as our consolidated affiliated entity.

The Circular regarding Strengthening the Administration of Foreign Investment in and Operation of Value added Telecommunications Business, or the Circular, issued by the Ministry of Industry and Information Technology, or the MIIT, in July 2006, reiterated the regulations on foreign investment in telecommunications businesses, which require foreign investors to set up foreign-invested enterprises and obtain a business operating license to conduct any value-added telecommunications business in China. Under the Circular, a domestic company that holds a telecommunications value-added services operation license is prohibited from leasing, transferring or selling the license to foreign investors in any form, and from providing any assistance, including providing resources, websites or facilities, to foreign investors that conduct value added telecommunications business illegally in China. Furthermore, the relevant trademarks and domain names that are used in the value-added telecommunications business must be owned by the local license holder. The Circular further requires each telecommunications value-added services operation license holder to have the necessary facilities for its approved business operations and to maintain such facilities in the regions covered by its license. In addition, all value-added telecommunications mobile payment service providers are required to maintain network and information security in accordance with the standards set forth under relevant PRC regulations. Due to a lack of interpretative materials from the regulator, it is unclear what impact the Circular will have on us or the other Chinese telecommunications and Internet companies that have adopted the same or similar corporate and contractual structures as ours.

We cannot assure you, however, that we will be able to enforce these agreements. Although we believe we are in compliance with current PRC regulations, we cannot assure you that the PRC government would agree that these Contractual Arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these Contractual Arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations. If the PRC government determines that we do not comply with applicable laws and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, block our websites, impose additional conditions or requirements with which we may not be able to comply, or take other regulatory or enforcement actions against us that could be harmful to our business. The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. The PRC government may also require us to restructure our operations entirely if it comes to find that our contractual arrangements do not comply with applicable laws and regulations. It is unclear how such mandatory restructuring could impact our business and operating results, as the PRC government has not yet found such contractual arrangements to be in non-compliance. However, any such restructuring may cause significant disruption to our business operations.

The relevant regulatory authorities would have broad discretion in dealing with such violations. If a relevant authority determines that we do not fully comply with applicable laws and regulations, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, impose additional conditions or requirements with which we may not be able to comply, or take other regulatory or enforcement actions against us that could be harmful to our business. The relevant regulatory authorities may also require us to restructure our operations entirely if it finds that our Contractual Arrangements do not comply with applicable laws and regulations. It is unclear how a restructuring could impact our business and operating results, as no PRC authorities have yet found any such Contractual Arrangements to be in non-compliance. However, any such restructuring may cause significant disruption to our business operations.

Our contractual arrangements with PRC Operating Entities and their shareholders may not be as effective in providing control over these entities as direct ownership.

We have no equity ownership interest in PRC Operating Entities and rely on the Contractual Arrangements to control and operate PRC Operating Entities. The Contractual Arrangements may not be as effective in providing control over PRC Operating Entities as direct ownership. For example, PRC Operating Entities could fail to take actions required for our business or fail to pay dividends to WFOE despite its contractual obligation to do so. If PRC Operating Entities fails to perform its obligation under the Contractual Arrangements, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot assure you that PRC Operating Entities’ stockholders will always act in our best interests.

Our Contractual Arrangements with PRC Operating Entities may result in adverse tax consequences to us.

As a result of our corporate structure and contractual arrangements between WFOE and PRC Operating Entities, WFOE is effectively subject to the 5% PRC business tax on revenues derived from PRC Operating Entities pursuant to the Contractual Arrangements. WFOE is subject to the business tax, while PRC Operating Entities, as a manufacturer, instead of a service provider, is not subject to the business tax. Moreover, we would be subject to adverse tax consequences if the PRC tax authorities were to determine that the Contractual Arrangements between WFOE and PRC Operating Entities were not on an arm’s length basis and therefore constitute a favorable transfer pricing. As a result, the PRC tax authorities could request that we adjust its taxable income upward for PRC tax purposes. Such a pricing adjustment could adversely affect us by:

•	increasing PRC Operating Entities’ tax expenses without reducing WFOE’s tax expenses, which could subject PRC Operating Entities to late payment fees and other penalties for under-payment of taxes; and/or

•	resulting in WFOE’s loss of its preferential tax treatment.

Perfection of the pledges in our Equity Interest Pledge Agreements with PRC Operating Entities and their registered shareholders may be adversely affected due to failure to register these Equity Interest Pledge Agreements.

Under our Equity Interest Pledge Agreements with the PRC Operating Entities and their registered shareholders, these registered shareholders have pledged all of their respective equity interests in the PRC Operating Entities to us. According to the PRC Property Rights Law, which became effective on October 1, 2007, a pledge is not deemed to be validly created without registration with the relevant local administration for industry and commerce. We are applying to register the equity pledges by the shareholders of the PRC Operating Entities with the relevant offices of the administration for industry and commerce. Although under PRC laws and regulations, the administration for industry and commerce should register a pledge immediately upon receiving a complete application, the registration process could take longer in practice. If the equity pledges are not successfully registered, they would not be deemed as validly created security interests under the PRC Property Rights Law. If the PRC Operating Entities breached their obligations under the agreements with us, there is a risk that we may not be able to successfully enforce the pledges if the Equity Interest Pledge Agreements have not been registered with the relevant administration for industry and commerce.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

New labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated a new labor law, namely, the Labor Contract Law of the PRC, or the New Labor Contract Law, which became effective on January 1, 2008.  The New Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce.  Further, it requires certain terminations be based upon seniority and not merit.  In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

Our failure to fully comply with PRC labor laws exposes us to potential liability.

Companies operating in China must comply with a variety of labor laws, including certain social insurance, housing fund and other staff welfare-oriented payment obligations. There exist uncertainties as to the interpretation, implementation and enforcement of such obligations. If relevant governmental authorities determine that we have not complied fully with such obligations, we may be in violation of applicable PRC labor laws and we cannot assure you that PRC governmental authorities will not impose penalties on us for any failure to comply. In addition, in the event that any current or former employee files a complaint with relevant governmental authorities, we may be subject to making up such staff-welfare oriented obligations as well as paying administrative fines. Our failure to comply with PRC labor laws could expose us to potential liability.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs.  In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes on profits, revenues, assets and payroll, as well as value-added tax.  The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed a new Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are FIEs, to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

Fluctuation in the value of the RMB may have a material adverse effect on the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 21.2% appreciation of the RMB against the U.S. dollar between July 21, 2005 and June 30, 2009. Provisions on Administration of Foreign Exchange, as amended in August 2008, further changed China’s exchange regime to a managed floating exchange rate regime based on market supply and demand. Since reaching a high against the U.S. dollar in July 2008, however, the RMB has traded within a narrow band against the U.S. dollar, remaining within 1% of its July 2008 high but never exceeding it. As a consequence, the RMB has fluctuated sharply since July 2008 against other freely-traded currencies, in tandem with the U.S. dollar. It is difficult to predict how long the current situation may continue and when and how it may change again. Substantially all of our revenues and costs are denominated in the RMB, and a significant portion of our financial assets are also denominated in RMB. We principally rely on dividends and other distributions paid to us by our subsidiaries in China. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, the ADSs or ordinary shares in U.S. dollars. Any fluctuations of the exchange rate between the RMB and the U.S. dollar could also result in foreign currency translation losses for financial reporting purposes.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us, or otherwise adversely affect us.

On October 21, 2005, the SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing such offshore company with assets or equity interests in an onshore enterprise located in the PRC, or an offshore special purpose company. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore special purpose company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore special purpose company. Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore special purpose companies that have made onshore investments in the PRC in the past are required to have completed the relevant registration procedures with the local SAFE branch by March 31, 2006.

Our current PRC shareholders and/or PRC beneficial owners have registered with the SAFE under the relevant SAFE regulations. While we believe our PRC shareholders and/or PRC beneficial owners have complied with existing SAFE registration procedures, any future failure by any of our shareholders and/or beneficial owners who are PRC residents, or controlled by a PRC resident, to comply with relevant requirements under this regulation could subject such shareholders, beneficial owners and/or our PRC subsidiaries to fines and legal sanctions and may also limit our ability to contribute additional capital (including using the proceeds from this offering) into our PRC subsidiaries or to provide loans to our PRC subsidiaries, limit our PRC subsidiary’s ability to distribute dividends to our company, or otherwise adversely affect our business.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

On August 8, 2006, six PRC government agencies, namely, the Ministry of Commerce, or MOFCOM, the State Administration for Industry and Commerce, or SAIC, the China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, the State Assets Supervision and Administration Commission, or SASAC, and the State Administration for Taxation, or SAT, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles,” that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. Based on our understanding of current PRC Laws, (i) the WFOE was incorporated by a foreign owned enterprise, and there was no acquisition of the equity or assets of a “PRC domestic company” as such term is defined under the New M&A Rules and (ii) no provision in the New M&A Rules clearly classifies the Contractual Arrangements between the WFOE and PRC Operating Entities as a type of transaction falling within the New M&A Rules. Therefore, we were and are not required to obtain the approval of CSRC under the New M&A Rules in connection with this offering.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of the New M&A Rules and CSRC has yet to promulgate any written provisions or formally declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC. Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

 The new mergers and acquisitions regulations also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses. Complying with the requirements of the new mergers and acquisitions regulations in completing this type of transactions could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Because our principal assets are located outside of the United States and with the exception of one director, our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

With the exception of one director, all of our officers and directors reside outside of the United States. In addition, our operating subsidiaries are located in the PRC and all of their assets are located outside of the United States. China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or otherwise.

We may have limited legal recourse under PRC law if disputes arise under our contracts with third parties.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we will face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations. Although legislation in China over the past 30 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our operations.

We face uncertainty from the Circular on Strengthening the Administration of Enterprise Income Tax on Non-resident Enterprises’ Share Transfer (“Circular 698”) released in December 2009 by China’s State Administration of Taxation, or the SAT, effective as of January 1, 2008.

Pursuant to the Circular on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“Circular 698”) issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a PRC resident enterprise indirectly via disposing of the equity interests of an overseas holding company (an “Indirect Transfer”) and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report such Indirect Transfer to the competent tax authority of the PRC resident enterprise. The PRC tax authority will examine the true nature of the Indirect Transfer, and if the tax authority considers that the foreign investor has adopted an abusive arrangement in order to avoid PRC tax, they will disregard the existence of the overseas holding company and re-characterize the Indirect Transfer and as a result, gains derived from such Indirect Transfer may be subject to PRC withholding tax at the rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

Since Circular 698 became effective on January 1, 2008, we cannot assure you that our reorganization will not be subject to examination by PRC tax authorities or that any direct or indirect transfer of our equity interests in our PRC subsidiaries via our overseas holding companies will not be subject to a withholding tax of 10%.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees familiar with these concepts, practices and systems to work in the PRC. As a result of these factors, and especially given that we expect to be a publicly listed company in the U.S. and subject to regulation as such, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and other applicable laws, rules and regulations. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements of Sarbanes-Oxley. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business and the public announcement of such deficiencies could adversely impact our stock price.

It may be difficult to protect and enforce our intellectual property rights under PRC law.

Intellectual property rights in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights. While we are not currently dependent on our intellectual property rights, we still need to pay special attention to protecting our intellectual property and trade secrets. Failure to adequately protect our intellectual property rights could lead to losses, including a potential loss of a competitive advantage that cannot be compensated through a damages award.

Under PRC law, we are required to obtain permits and business licenses, and our failure to do so would adversely impact our ability to conduct business in China.

We hold various permits, business licenses, and approvals authorizing our operations and activities, which are subject to periodic review and reassessment by the Chinese authorities. Standards of compliance necessary to pass such reviews change from time to time and differ from jurisdiction to jurisdiction, leading to a degree of uncertainty. If renewals, or new permits, business licenses or approvals required in connection with existing or new facilities or activities, are not granted or are delayed, or if existing permits, business licenses or approvals are revoked or substantially modified, we will suffer a material adverse effect. If new standards are applied to renewals or new applications, it could prove costly to us to meet any new level of compliance.

Contract drafting, interpretation and enforcement in China involves significant uncertainty.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

We Face Risks Related To Health Epidemics.

Our business could be materially and adversely affected by the effects of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other epidemics or outbreaks. In April 2009, an outbreak of H1N1 flu (swine flu) first occurred in Mexico and quickly spread to other countries, including the United States and China. In the last decade, China has suffered health epidemics related to the outbreak of avian influenza and severe acute respiratory syndrome. Any prolonged occurrence or recurrence of H1N1 flu (swine flu), avian flu, severe acute respiratory syndrome or other adverse public health developments in China may have a material adverse effect on our business and operations. These health epidemics could result in severe travel restrictions and closures that would restrict our ability to ship our products. Potential outbreaks could also lead to temporary closure of our manufacturing facilities, our suppliers' facilities and/or our end-user customers' facilities, leading to reduced production, delayed or cancelled orders, and decrease in demand for our products. Any future health epidemic or outbreaks that could disrupt our operations and/or restrict our shipping abilities may have a material adverse effect on our business and results of operations.

We Face Risks Related To Natural Disasters, Terrorist Attacks Or Other Events In China That May Affect Usage Of Public Transportation, Which In Turn Could Have A Material Adverse Effect On Our Business And Results Of Operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake has had a material adverse effect on the general economic conditions in the areas affected by the earthquake. Any future natural disasters, terrorist attacks or other events in China could cause a reduction in usage of or other severe disruptions to public transportation systems and could have a material adverse effect on our business and results of operations.

Risks Related to Ownership of Our Common Stock

Our principal stockholders have voting control over matters submitted to a vote of the stockholders, and they may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

In connection with the Share Exchange and certain share transfer, Mr. Wei Jiang received a total of 29,500,000 shares of our common stock and Mr. Huian Peng received a total of 19,000,000 shares of our common stock   Accordingly, Mr. Wei Jiang and Mr. Huian Peng, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.  As a result, Mr. Wei Jiang and Huian Peng have the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions, following the Share Exchange.

Our common stock is quoted on the Pink Sheets which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the Pink Sheets, which is a significantly more limited trading market than the New York Stock Exchange or The NASDAQ Stock Market.  The quotation of the Company’s shares on the Pink Sheets may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the Pink Sheets which may result in stock price volatility and inaccurate quote information.

When fewer shares of a security are being traded on the Pink Sheets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one’s orders for shares of our common stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring subscribers email lists, or by establishing strategic relationships with targeted customers and vendor.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of our securities.

Our common stock is thinly traded, so you may be unable to sell at or near asking prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Currently, the Company’s common stock is quoted in the Pink Sheets and future trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Pink Sheets stocks and certain major brokerage firms restrict their brokers from recommending Pink Sheets stocks because they are considered speculative, volatile and thinly traded.  The Pink Sheets market is an inter-dealer market much less regulated than the major exchanges and our common stock is subject to abuses, volatility and shorting.  Thus, there is currently no broadly followed and established trading market for the Company’s common stock.  An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our common stock has been and may continue to be limited and sporadic.  As a result of such trading activity, the quoted price for the Company’s common stock on the Pink Sheets may not necessarily be a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders would find it more difficult to dispose of our common stock or to obtain accurate quotations as to the market value of the Company’s common stock and as a result, the market value of our common stock likely would decline.

Our common stock is subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting the Company’s competitors or the Company itself. In addition, the Pink Sheets is subject to extreme price and volume fluctuations in general.  This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

Our Board of Directors’ ability to issue undesignated preferred stock and the existence of anti-takeover provisions may depress the value of our common stock.

Our authorized capital includes 5,000,000 shares of undesignated preferred stock.  Our Board of Directors has the power to issue any or all of the shares of preferred stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking stockholder approval.  Further, as a Delaware corporation, we are subject to provisions of the Delaware General Corporation Law regarding “business combinations.”  Our Board of Directors may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated stock and the anti-takeover provisions of Delaware law, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of us that are not approved by our Board of Directors.  As a result, our stockholders may lose opportunities to dispose of their shares at favorable prices generally available in takeover attempts or that may be available under a merger proposal and the market price, voting and other rights of the holders of common stock may also be affected.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from the audited combined financial statements of Science & Technology World Network (Dalian) Co., Ltd. and Dalian Tianyi Culture Development Co., Ltd. for its fiscal years ended December 31, 2011 and 2010, and the unaudited consolidated financial statements of Science & Technology World Website Media Group Co., Ltd. for its six month periods ended June 30, 2012 and unaudited combined financial statements of Science & Technology World Website Media Group Co., Ltd. for its six month periods ended June 30, 2011.  The financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere in this Report. The financial statements contained elsewhere in this Report fully represent The Company’s financial condition and operations; however, they are not indicative of the Company’s future performance.  See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Report.

Use of Terms

Except as otherwise indicated by the context and for the purposes of this Management Discussion and Analysis only, references in this Management Discussion and Analysis to:

• “we,” “us,” “our,” “our Company”, “our Group”, or “the Company” are to the combined business of Science & Technology World Website Media Group Co., Ltd. and its consolidated subsidiaries, Science & Technology World Website Hong Kong Media Holding Co., Ltd and Science & Technology World Website Trade( Dalian) Co., Ltd , and variable interest entities, Science & Technology World Network (Dalian) Co., Ltd and Dalian Tianyi Culture Development Co., Ltd;

•	“Science& Technology Holding” refers to Science & Technology World Website Media Holding Co., Ltd, a British Virgin Island company;

•	“Science& Technology Media” refers to Science & Technology World Website Media Group Co., Ltd, a British Virgin Island company;

•	“HK Science& Technology” refers to our subsidiary Science & Technology World Website Hong Kong Media Holding Co., Ltd, a Hong Kong company;

•	“Science& Technology Trading” or the “WFOE” refer to our indirect subsidiary of Science & Technology World Website Trade ( Dalian) Co., Ltd, a PRC limited company;

•	“Science & Technology (Dalian)” refers to our variable interest entity(VIE) Science & Technology World Network(Dalian) Co., Ltd., a PRC limited company;

•	“Dalian Tianyi” refers to our variable interest entity(VIE) Dalian Tianyi Culture Development Co., Ltd., a PRC limited company;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC Operating Subsidiaries” and “PRC Operating Entities” refer to “Science & Technology (Dalian)” and “Dalian Tianyi”

•	“PRC” and “China” refer to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“Renminbi” and “RMB” refer to the legal currency of China; and

•	“U.S. dollars,” “dollars,” “US$” and “$”, “USD” refer to the legal currency of the United States.

OVERVIEW OF OUR BUISNESS

Science & Technology World Website Media Group Co., Ltd. (“Science & Technology Media” or “the Company”) is an emerging online media, search, community and mobile service group. We operate a multi-languages portal website that serves to the technology industry and provides advertising opportunities to the companies through our diverse business network in China. The Company currently operates its website through different versions in China.

As our main target, we provide online platform to business entrepreneurs and corporations with a B2B marketplace that can help our customers:

•	Set their brand image through online magazine, online corporate multimedia advertisement, executives interviews, institutional alliances and flexible membership package that tailor made based on what our customers need.
•	Set up customer’s online exhibition to introduce their products to the public, where they have our tailor-made corporate introduction and factory facilities online show room;
•	B2B product purchase platform for companies and end-users;

•	Online job opportunity section for corporate clients;
•	Corporate blogs;

We currently derive a substantial portion of our revenues from online advertising services. Our advertising solutions present corporate users with attractive opportunities to combine the visual impact and engagement of traditional television-like multimedia advertisements and online magazines with the interactivity and precise targeting capabilities of the Internet. We strive to promote a novel and unique advertising environment on our website to attract technology enterprises.

We were organized under the laws of the British Virgin Islands on February 15, 2011 to serve as a holding company for our PRC operations. On September 16, 2011, we established HK Science and Technology in Hong Kong to serve as an intermediate holding company.

On January 20, 2012, HK Science and Technology established Science& Technology Trading in the PRC. Its purposes are, among others, a platform for online B2B service.

On January 21, 2012, Science & Technology World Website Trade (Dalian) Co., Ltd (the “WFOE” or “Science & Technology Trading”) respectively entered into a series of agreements with Dalian Tianyi Culture Development Co. Ltd (“Dalian Tianyi”), Science & Technology World Network (Dalian) Co. Ltd. (“Science & Technology (Dalian)”) and their respective shareholders (“Contractual Arrangements”). The relationship with Dalian Tianyi, Science & Technology (Dalian) and their respective shareholders are governed by the Contractual Arrangements. The Contractual Arrangements is comprised of a series of agreements, including Exclusive Technical Consulting Service Agreements and Operating Agreements, through which Science & Technology Trading has the right to advise, consult, manage and operate Dalian Tianyi and Science & Technology (Dalian), and collect 85% of their respective net profits. In order to further reinforce the Science & Technology Trading’s rights to control and operate Dalian Tianyi and Science & Technology (Dalian), the shareholders of Dalian Tianyi and Science & Technology (Dalian) have granted Science & Technology Trading, under the Exclusive Equity Interest Purchase Agreement, the exclusive right and option to acquire all of their equity interests respectively in Dalian Tianyi and Science &Technology (Dalian). Furthermore, the shareholders of Dalian Tianyi and Science & Technology (Dalian) are under the procedure of pledging all of their equity interests respectively in Dalian Tianyi and Science & Technology (Dalian) to Science & Technology Trading under the Exclusive Equity Interest Pledge Agreement, and through the Exclusive Equity Interest Pledge Agreement, Science & Technology Trading can collect the remaining 15% of Dalian Tianyi and Science & Technology (Dalian)’s respective net profits.

HK Science and Technology and WFOE are considered foreign investor and foreign invested enterprise respectively under PRC law. As a result, HK Science and Technology and WFOE are subject to limitations under PRC law on foreign ownership of Chinese companies. According to the Catalogue of Industries for Guiding Foreign Investment (2011 Revision) (the “Catalogue”), there are four kinds of industries which are encouraged, permitted, restricted and prohibited for foreign investment. The primary business of Dalian Tianyi and Science & Technology (Dalian) are within the category in which foreign investment is currently restricted. The Contractual Arrangements with Dalian Tianyi and Science & Technology (Dalian) allow the Company to substantially control Dalian Tianyi and Science & Technology (Dalian) through WFOE without any equity relationship.

According to the Power of Attorney executed by the shareholders of Dalian Tianyi and Science & Technology (Dalian), they exclusively authorized WFOE to perform and exercise any and all of the shareholder’s rights in Dalian Tianyi and Science & Technology (Dalian).

As a result of the Contractual Arrangements, under generally accepted accounting principles in the United States, or U.S. GAAP, the Company is considered the primary beneficiary of Dalian Tianyi and Science & Technology (Dalian) (“VIEs”) and thus consolidates their results in its consolidated financial statements from January 21, 2012 on.

Science & Technology Holding is a corporation organized under the laws of British Virgin Islands on February 15, 2011. It was the sole shareholder of Science & Technology Media.

On October 29, 2012, Science & Technology Media entered into a Share Exchange Agreement by and among (i) Science & Technology Holding, (ii) the principal shareholders of Metha Energy Solutions, Inc (“Metha Energy Solutions”) (iii) Metha Energy Solutions, Inc and (iv) the shareholders of Science &Technology Holding.

The acquisition is being accounted for as a “reverse merger,” and Science & Technology Media is deemed to be the accounting acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the acquisition will be those of Science &Technology Media and its wholly owned subsidiaries and VIEs, and will be recorded at the historical cost, and the consolidated financial statements after completion of the acquisition will include the assets, liabilities and operation of Metha Energy Solutions, Science & Technology Media and its wholly owned subsidiaries and VIEs from the closing date of the acquisition. As a result of the issuance of the shares of common stock pursuant to the Exchange Agreement, a change in control of occurred as a result of the acquisition.

In connection with the closing of the Exchange Agreement, Toft ApS, Metha Energy Solutions’ principal shareholder, agreed to cancel its 10,000,000 shares of the common stock that it owned in Metha Energy Solutions and to issue 50,000,000 shares to shareholders of Science & Technology Holding, who acquired a majority interest in Metha Energy Solutions in October 2012 for the purpose of the reverse acquisition of Science & Technology Media. Additionally, the existing officers and directors from Metha Energy Solutions resigned from its board of directors and all officer positions effective immediately after the closing of the reverse merger. Accordingly, Metha Energy Solutions appointed Mr. Wei Jiang, the former major shareholder of Science & Technology Holding as the Chairman of the Board and Chief Executive Officer.

Metha Energy Solutions’ directors approved the Exchange Agreement and the transactions contemplated thereby. Simultaneously, the directors of Science & Technology Media also approved the Exchange Agreement and the transactions contemplated thereby.

Prior to the Exchange Agreement, Metha Energy Solutions operated in the energy solution industry in New York City. Metha Energy Solutions was formed as a corporation pursuant to the laws of the State of Delaware on April 18, 2008.

As a result of the Exchange Agreement, Metha Energy Solutions acquired 100% of the processing and production operations of Science & Technology Media and its subsidiaries, the business and operations of which now constitutes its primary business and operations.   Specifically, as a result of the Exchange Agreement on October 29, 2012:

☐	Metha Energy Solutions acquired and now owns 100% of the issued and outstanding shares of capital stock of Science &Technology Media, a British Virgin Islands holding company which controls Dalian Tianyi, Science &Technology (Dalian) and their telecommunications business;

☐	Metha Energy Solutions issued 50,000,000 shares of common stock to the shareholders of Science & Technology Media shareholders; and

☐	Science & Technology Media were issued common stock of Metha Energy Solutions constituting approximately 95.02% of the fully diluted outstanding shares.

As a result of Metha Energy Solutions’ reverse acquisition of Science & Technology Media, Metha Energy Solutions has assumed the business and operations of Science & Technology Media with its principal activities engaged in the internet service business in the city of Dalian, Province of the People’s Republic of China.

Metha Energy Solutions’ corporate structure after the reorganization is set forth below:

Factors and Trends Affecting our Business

The internet and internet-related markets in China continued to evolve rapidly during the first half of 2012. According to a semiannual report issued by the China Internet Network Information Center (“CNNIC”), the total number of internet users in China had reached 538 million by the end of June 2012, an increase of 24.5 million from the end of 2011. The number of mobile internet users in China had reached 388 million by the end of June 2012, an increase of 32.7 million from the end of 2011, exceeding the 380 million desktop computer internet users as of June 2012. Mobile internet is becoming the top channel for Internet users to access websites in China. We believe that this large and expanding user base will continue to provide significant opportunities for our company to expand our product offerings and to explore new revenue streams.

However, China’s economy has been experiencing decelerating growth recently, with the result that many large advertisers were cautious regarding their spending on advertising in the face of this economy uncertainty. At the same time, we have been facing fierce competition arising from existing and new internet companies, which have been seizing advertising market share. We have noted that this macro-economic environment and increased competition has had some impact on our brand advertising business.

Due to above various factors, however, it is difficult for us at this point to predict growth trends for our brand advertising business through the end of 2012.

We continue to be pleased with, and optimistic regarding, its growth and potential profitable opportunity. Our performance in the first half reflects the resilience of the online media industry in China despite the weakening global macroeconomic environment and economic slowdown in China. It also reflects the ongoing strength of our online content and the successful expansion into other fast-growing segments of the industry.

We believe, as discussed above, that there are significant opportunities to explore new revenue streams related to the online internet advertising market, in that regard, we will need to catch up with our peer competitors with respect to penetration of new online functions and features.

CRITICAL ACCOUNTING POLICIES AND MANAGEMENT ESTIMATES

Our discussion and analysis of our financial condition and results of operations relates to our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the consolidation, revenue recognition, income taxes and uncertain tax positions, computation of net loss per share, determination of net accounts receivable, and determination of functional currencies represent critical accounting policies that reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries and VIEs. Upon consolidation, all balances and transactions between the Company and its subsidiaries and VIEs have been eliminated upon consolidation. We have entered into contractual arrangements with our VIEs and their shareholders, Mr. Wei Jiang, Mr. Huian Peng, Mrs. Lijuan Wang, Mr. Zhongmin He, Mrs. Guifen Gao, Mr. Dan He, Yang He, Mrs. Huilian An and Mrs. Ying Wang. PRC regulations require any foreign entities that invest in the advertising services industry to have at least two years of direct operations in the advertising industry outside of China. Since December 10, 2005, foreign investors have been allowed to own directly 100% of PRC companies operating an advertising business if the foreign entity has at least three years of direct operations in the advertising business outside of China or less than 100% if the foreign investor has at least two years of direct operations in the advertising industry outside of China. We do not currently directly operate an advertising business outside of China and cannot qualify under PRC regulations any earlier than two or three years after we commence any such operations outside of China or until we acquire a company that has directly operated an advertising business outside of China for the required period of time. Substantially all of our advertising business is currently provided through our contractual agreements with our PRC VIEs in China. Our PRC VIEs hold the requisite licenses to provide advertising services in China. Our PRC VIEs directly operate our advertising network. We have been and are expected to continue to be dependent on these PRC VIEs to operate our advertising business for the foreseeable future. We have entered into contractual agreements with the PRC VIEs, pursuant to which we, through the WFOE, provide technical support and consulting services to the PRC VIEs. In addition, we have entered into agreements with our PRC VIEs and each of their shareholders which provide us with the substantial ability to control these affiliates. Through these arrangements, we exercise effective control over the operations of these entities and receive the economic benefits of these entities. As a result of these contractual arrangements, under generally accepted accounting principles in the United States, or U.S. GAAP, we are considered the primary beneficiary of Dalian Tianyi and Science & Technology (Dalian) and thus consolidate their results in our consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ from those estimates. Significant items subject to such estimates and assumptions include valuation allowances for receivables and recoverability of carrying amount and the estimated useful lives of long-lived assets.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenues are recognized when the four of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured. The recognition of revenue involves certain management judgments. The amount and timing of our revenues could be materially different for any period if management made different judgments or utilized different estimates.

Online Membership Revenue

Online membership revenue includes revenue from members for brand advertising services as well as others services.

The Company has the Arrangements with Nonrefundable Up-Front Fees Model (“the Model”) to recognize revenue for the online membership business. We apply the Model, where a contract is signed to establish a fixed price for our services to be provided for a period of time as a membership enrollment, for a majority of our online membership revenue. Revenue is recognized ratably over the membership periods on a straight line basis, unless evidence suggests that the revenue is earned or obligations are fulfilled in a different pattern, over the contractual term of the arrangement or the expected period, during which those specified services will be performed, whichever is longer. We provide advertisement placements to our advertising customers on our different website channels and in different formats, which can include, among other things, banners, links, logos, buttons, rich media, pre-roll and post-roll video screens, pause video screens and content integration, as specified in the contracts with the members. The members can choose various on line services from the membership contracts based on their yearly membership.

For online membership revenue recognition, prior to entering into contracts, we make a credit assessment of the customer to assess the collectability of the contract. For those contracts for which the collectability is determined to be reasonably assured, we recognize revenue when all revenue recognition criteria are met. For those contracts for which the collectability is determined not to be reasonably assured, we recognize revenue only when the cash was received and all other revenue recognition criteria are met.

Others Revenues

Other revenues are primarily generated from online advertisements which introduce our customer’s profile, product, and awareness promotion for their executive officers to build a better brand name for non-member companies. We follows the guidance of the Securities and Exchange Commission’s FASB Accounting Standards Codification No. 605 for revenue recognition for others revenues. The Company recognize others revenue when they are realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, the services are rendered and collectability is reasonably assured.

Income Taxes and Uncertain Tax Positions

Income Taxes

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to offset deferred tax assets. If based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The Company adopted ASC 740-10-25 on January 1, 2012, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. Our estimated liability for unrecognized tax benefits, may be affected by changing interpretations of laws, rulings by tax authorities, changes and/or developments with respect to tax audits, and expiration of the statute of limitations. The outcome for a particular audit cannot be determined with certainty prior to the conclusion of the audit and, in some cases, appeal or litigation process. The actual benefits ultimately realized may differ from our estimates. As each audit is concluded, adjustments, if any, are recorded in our financial statements. Additionally, in future periods, changes in facts, circumstances, and new information may require us to adjust the recognition and measurement estimates with regard to individual tax positions. Changes in recognition and measurement estimates are recognized in the period in which the changes occur. The Company has elected to classify interest and penalties related to an uncertain tax position, if and when required, as part of income tax expense in the consolidated statements of operations. The Company did not recognize any additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others. As of June 30, 2012 and December 31, 2011, management has determined that no allowance for doubtful accounts is required.

Property and equipment

Property and equipment mainly comprise computer equipment, hardware and office furniture. Property and equipment are recorded at cost less accumulated depreciation with no residual value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Functional Currency Transaction and Translation

Functional Currency

An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The reporting currency of the Company is United States dollars (“US Dollars” or “$”), and the functional currency of HK Science & Technology is Hong Kong dollars (“HK Dollar”). The functional currency of the Company’s PRC subsidiary and VIEs is the Renminbi (“RMB’), and PRC is the primary economic environment in which the Company operates. The reporting currency of these consolidated financial statements is the United States dollar (“US Dollars” or “$”).

For financial reporting purposes, the financial statements of the Company’s PRC subsidiary and VIEs, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar (“U.S. dollars”). Assets and liabilities are translated using the exchange rate at each balance sheet date.  Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders' equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in owners’ equity.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions.  The resulting exchange differences are included in the determination of net income of the consolidated financial statements for the respective periods.

The exchange rates applied are as follows:

	Period End	Average
06/30/2012	6.3197	6.3255
12/31/2011	6.3647	6.4735
06/30/2011	6.4640	6.5482
12/31/2010	6.6118	6.7788
12/31/2009	6.8372	6.8212

No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Translations adjustments resulting from this process are included in accumulated other comprehensive loss in the shareholder’s equity were $7,078 and $7,963 as of June 30, 2012 and 2011, respectively.

RESULTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

The consolidated statement of operations for the six month ended June 30, 2012 includes results of operation of Science & Technology Media and its wholly owned subsidiaries and VIEs (Science & Technology (Dalian) and Dalian Tianyi). From January 1, 2012 through January 20, 2012, the statement of operations is under combined basis, because Science & Technology Media Group and its wholly owned subsidiaries, Science & Technology (Dalian) and Dalian Tianyi were under the same management of the Control Group and from January 21, 2012 through June 30, 2012, the statement of operations is under consolidated basis. The combined statement of operations for the six month ended June 30, 2011 includes results of operation of Science & Technology Media Group, Science & Technology (Dalian) and Dalian Tianyi.

The following table shows key components of our results of operations during the six months ended June 30, 2011 and 2012, in both US Dollars (“$”) and as a percentage of our net sales:

	June 30,	June 30,
	2012	2011
Revenues
- Third parties	$81,858	$43,456
- Related parties	13,174	-
Cost of revenue
- Third parties	108,372	154,798
- Related parties	17,441	-
Gross loss	(30,781)	(111,342)

Operating expenses:
Research and development	29,337	24,809
Selling and marketing	64,830	74,431
General and administrative	251,014	155,407
Total operating expenses	345,181	254,647
Loss from Operations	(375,962)	(365,989)

Other income (expense):	23,930	(488)

Loss from operations before income taxes	(352,032)	(366,477)
Provision for income taxes	-	-
Net loss	(352,032)	(366,477)

Other comprehensive loss:
Foreign currency translation gain (loss)	$(7,078)	$(7,963)
Comprehensive loss	$(359,110)	$(374,440)

Revenue

Total net sales were $95,032 for the six months ended June 30, 2012, compared to $43,456 for the corresponding periods in 2011. The increase in total net sales from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $51,576. The increases were mainly attributable to increases in the membership revenues due to increase of enrollment of new members as we started ramp up our principle business in Q3, 2011.

COSTS AND EXPENSES

Cost of revenue

Total cost of revenues was $125,813 for the six months ended June 30, 2012, compared to $154,798 for the corresponding periods in 2011. The decrease in cost of revenues from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $28,985 due to reduced cooperation effort with paper-based magazine publishers which decreased cost for magazine advertisement.

Operating Expenses

Total operating expenses were $345,181 for the six months ended June 30, 2012, compared to $254,647 for the corresponding periods in 2011. The increase in operating expenses from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $90,534. The increase was mainly attributable to increases in research and development expenses and general and administrative expenses.

Research and Development Expenses

Research and development expenses mainly consist of personnel-related expenses incurred for enhancement and maintenance of our Websites, and costs associated with new research, development and enhancement of existing products and services, which mainly include the development costs of online advertisement prior to the establishment of technological feasibility and maintenance costs after the website are available for marketing.

Research and development expenses were $29,337 for the six months ended June 30, 2012, compared to $24,809 for the corresponding periods in 2011.The increase in research and development expenses from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $4,528. The increase was mainly attributable to increased travel expenses for training purposes.

Sales and Marketing Expenses

Sales and marketing expenses mainly consist of advertising and promotional expenditures, salary and benefits expenses for sales and marketing personnel, sales commissions and travel expenses.

Sales and marketing expenses were $64,830 for the six months ended June 30, 2012, compared to $74,431for the corresponding periods in 2011.The decrease in sales and marketing expenses from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $9,601. The decreases were mainly attributable to decrease in advertising and conference expenditures as of results of cost controls.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, website hosting service fee, and office rental expenses.

General and administrative expenses were $251,014 for the six months ended June 30, 2012, compared to $155,407 for the corresponding periods in 2011.The increase in general and administrative expenses from the six months ended June 30, 2011 to the six months ended June 30, 2012 was $95,607. The increases were mainly from a $16,491 increase in salary and benefits expenses, a $23,939 increase in professional fees, a $8,574 increase in office rental expenses, a $18,646 increase in social insurance expenses and a $27,957 in miscellaneous fee.

Loss from Operations

As a result of the foregoing, our operating loss was $375, 962 for the six and six months ended June 30, 2012, compared to $365,989 for the corresponding periods in 2011.

Other Income/Expense

Other income was $23,930 for the six months ended June 30, 2012, compared to other expenses of $488 for the corresponding periods in 2011. The increases were mainly due to $24,418 increases in government subsidies from local government to encourage local investment.

Provision for Income Tax

Provision for income tax was nil for the six months ended June 30, 2012, compared to nil for the corresponding periods in 2011. The Company has not generated any net income and has no income tax expenses.

Net Loss

For the six months ended June 30, 2012, we had net loss of $352,032, compared to net loss of $366,477 for the corresponding periods of 2011.

GOING CONCERN AND LIQUIDITY

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has limited recurring revenue and has generated cumulative net losses of $1,470,376 during the period from December 26, 2007 (inception of Dalian Tianyi) through June 30, 2012. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of June 30, 2012, Mr. Wei Jiang, the shareholder of the Company loaned an aggregated amount of $1,067,742 to the Company for its operation. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms acceptable to it, or if at all. Management does not expect to generate sufficient cash flow from operation until 2015 and plans to fund continuing operations through new financing from related parties and equity financing arrangements between 2012 and 2015. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until it can generate sources of recurring revenues and to ultimately attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity are cash and cash equivalents, short-term investments, loans from shareholders, as well as the cash flows generated from our operations.

As of June 30, 2012, we had cash and cash equivalents of approximately $202,021. As of June 30, 2011, we had cash and cash equivalents of approximately $171,792. Cash equivalents primarily comprise petty cash and cash in the bank accounts.

We believe our current liquidity and capital resources are sufficient to meet anticipated working capital needs, commitments and capital expenditures over the next twelve months. We may, however, require additional cash resources due to changes in business conditions and other future developments, or changes in general economic conditions.

Cash Generating Ability

We believe we will continue to generate strong cash flow from our membership business and other business, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows were summarized below:

	June 30,	June 30,
	2012	2011
Net cash used in operating activities	$(206,931)	$(744,018)
Net cash provided by (used in) investing activities	12,690	(23,958)
Net cash provided by financing activities	144,420	930,768
Effect of exchange rate change on cash and cash equivalents	1,735	2,273
Net increase (decrease) in cash and cash equivalents	(48,086)	165,065
Cash and cash equivalents at beginning of period	250,107	6,727

Cash and cash equivalents at end of period	$202,021	$171,792

Net Cash Used In Operating Activities

For the six months ended June 30, 2012, $206,931 net cash used in operating activities was primarily attributable to our net loss of $352,032, adjusted by non-cash items of depreciation and amortization of $15,398, accounts receivable reduced by $16,863 due to better collection, prepaid expenses reduced by $6,176 due to less payment for telecommunication platform services, advanced from customers increased by $158,090, deferred revenue increased by $20,900 and accrued expenses increased by $80,370, offset by deferred tax assets increased by $97,109 and taxes receivable increased by $55,587. As such, the net cash used by operating activities did not increase as much as net loss.

For the six months ended June 30, 2011, $744,018 net cash used in operating activities was primarily attributable to our net loss of $366,477, adjusted by non-cash items of depreciation and amortization of $12,772, deferred revenue increased by $3,398, accrued expenses increased by $19,705, and taxes receivable decreased by $170, offset by accounts receivable reduced by $7,636 due to slower collection, deferred tax assets increased by $219, prepaid expenses increased by $403,440 due to the payment for telecommunication platform services starting from the period, and advanced from customers decreased by $2,291. As such, the net cash used by operating activities increased more than net loss.

Net Cash Used in Investing Activities

For the six months ended June 30, 2012, net cash provided by investing activities of $12,690 was primarily the result of loans from related parties of $31,358, offset by purchase of office equipment of $18,668.

For the six months ended June 30, 2011, net cash used in investing activities of $23,958 was primarily the result of the purchase of office equipment.

Net Cash Provided by Financing Activities

For the six months ended June 30, 2012, net cash provided by financing activities of $144,420 was primarily the results of the loan from related parties for $47,427 and proceed of $96,993 from additional paid in capital from shareholders.

For the six months ended June 30, 2011, net cash provided by financing activities of $930,768 was primarily the results of the loan from related parties.

FOR THE YEAR ENDED DECEMBER 31, 2011 AND 2010

The following table shows key components of the results of operations during the year ended December 31, 2011 and 2010 of Science & Technology (Dalian) and Dalian Tianyi, in both $ and as a percentage of our net sales:

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2011	2010
Revenue
- Third parties	$123,336	$8,792
- Related parties	6,363	-
Cost of revenue
- Third parties	308,145	87,861
- Related parties	15,898	-
Gross loss	(194,344)	(79,069)

Operating expenses:
Research and development expenses	56,807	35,585
Selling and marketing expenses	159,750	54,981
General and administrative expenses	379,590	144,178
Total operating expenses	596,147	234,744
Loss from Operations	(790,491)	(313,813)

Other income	258	553

Loss from operations before income taxes	(790,233)	(313,260)
Provision for income taxes	-	-
Net loss	(790,233)	(313,260)

Other comprehensive loss
Foreign currency translation adjustment	$(18,924)	$(7,902)
Comprehensive loss	$(809,157)	$(321,162)

Revenue

Total revenues were $129,699 for the year ended December 31, 2011, compared to $8,792 for the corresponding periods in 2010. The increase in total revenues from the year ended December 31, 2010 to the year ended December 31, 2011 was $120,907. The increases were mainly attributable to increases in online members to 16 with average contract price of $44,810 from 4 with average contract price of $3,799.

COSTS AND EXPENSES

Cost of revenue

Total cost of revenues was $324,043 for the year ended December 31, 2011, compared to $87,861 for the corresponding periods in 2010. The increase in cost of revenues from the year ended December 31, 2010 to the year ended December 31, 2011 was $236,182 which was mainly attributable to increased labor cost and cooperation fee paid to paper-based magazine publishers for advertisement placement started in 2011.

Operating Expenses

Total operating expenses were $596,147 for the year ended December 31, 2011, compared to $234,744 for the corresponding periods in 2010. The increase in operating expenses from the year ended December 31, 2010 to the year ended December 31, 2011 was $361,403. The increase were mainly attributable to increases in sales and marketing expenses and general administrative expenses during the Company’s business expansion

Research and Development Expenses

Research and development expenses mainly consist of personnel-related expenses incurred for costs associated with new research in new products and services, development and enhancement of existing products and services, and enhancement of our websites, which mainly include the development costs of online advertisement and maintenance costs after the website is available for marketing.

Research and development expenses were $56,807 for the year ended December 31, 2011, compared to $35,585 for the corresponding periods in 2010.The increase in research and development expenses from the year ended December 31, 2010 to the year ended December 31, 2011 was $21,222. The increase mainly was driven by increase in salary and benefits expenses, which was mainly attributable to increased headcount to increase investment in the research and development.

Sales and Marketing Expenses

Sales and marketing expenses mainly consist of advertising and promotional expenditures, salary and benefits expenses, sales commissions and travel expenses.

Sales and marketing expenses were $159,750 for the year ended December 31, 2011, compared to $54,981 for the corresponding periods in 2010.The increase in sales and marketing expenses from the year ended December 31, 2010 to the year ended December 31, 2011 was $104,769. The increase mainly was driven by increase in salary and benefits expenses by $17,299, which was mainly attributable to increased headcount to drive up our membership services, increase in advertising and promotional expenditures as a result of increased marketing promotion activities by $14,752, increase in travel expenses by $29,925 and increase in miscellaneous expense by $42,793.

General and Administrative Expenses

General and administrative expenses mainly consist of salary and benefits expenses, professional service fees, and website hosting service fee, and office rental expenses.

General and administrative expenses were $379,590 million for the year ended December 31, 2011, compared to $144,178 for the corresponding periods in 2010.The increase in general and administrative expenses from the year ended December 31, 2010 to the year ended December 31, 2011 was $235,412. The increases were mainly from a $41,403 increase in salary and benefits expenses, a $49,173 increase in professional fees, a $16,396 increase in office rental expenses, a $54,111 increase in social insurance expenses and a $74,329 in miscellaneous fee.

Loss from Operations

As a result of the foregoing, our operating loss was $ 790,491 for the year end December 31, 2011, compared to loss of $313,813 for the corresponding periods in 2010.

Other Income

Other income was $258 for the year ended December 31, 2011, compared to other income of $553 for the corresponding periods in 2010. The decreases were mainly due to decrease on government subsidies.

Income Tax Expense

Income tax expense was $nil for the year ended December 31, 2011, compared to $nil for the year ended December 31, 2010. The Company has not generated any net income and has no income tax expenses.

Net Loss

For the year ended December 31, 2011, we had net loss of $790,233, compared to the net loss of $313,260, for the year ended December 31, 2010.

GOING CONCERN AND LIQUIDITY

The financial statements have been prepared assuming that the Company will continue as a going concern. The Company currently has limited recurring revenue and has generated cumulative net loss of $1,118,344 during the period from December 26, 2007 (inception of Dalian Tianyi) through December 31, 2011. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. As of December 31, 2011, Mr. Jiang Wei, the shareholder of the Company loaned an aggregated amount of $1,067,742to the Company for its operation. There can be no assurance that the Company will be able to obtain additional debt or equity financing on terms acceptable to it, or if at all. Management does not expect to generate sufficient cash flow from operation until 2015 and plans to fund continuing operations through new financing from related parties and equity financing arrangements. The Company’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required until 2013 when it can generate sources of recurring revenues and to ultimately attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

LIQUIDITY AND CAPITAL RESOURCES

Our principal sources of liquidity are cash and cash equivalents, short-term investments, loans from shareholders, as well as the cash flows generated from our operations.

As of the year ended December 31, 2011, we had cash and cash equivalents of approximately $250,107. As of December 31, 2010, we had cash and cash equivalents of approximately $6,727. Cash equivalents primarily comprise petty cash and cash in the bank accounts.

We believe our current liquidity and capital resources are sufficient to meet anticipated working capital needs), commitments and capital expenditures over the next twelve months. We may, however, require additional cash resources due to changes in business conditions and other future developments, or changes in general economic conditions.

Cash Generating Ability

We believe we will continue to generate strong cash flow from our membership business and other business, which, along with our available cash, will provide sufficient liquidity and financial flexibility.

Our cash flows were summarized below:

	December 31,	December 31,
	2011	2010
Net cash used in operating activities	$(652,492)	$(263,708)
Net cash used in investing activities	(49,982)	(85,325)
Net cash provided by financing activities	941,507	355,375
Effect of exchange rate change on cash and cash equivalents	4,347	169
Net increase in cash and cash equivalents	243,380	6,511
Cash and cash equivalents at beginning of year	6,727	216
Cash and cash equivalents at end of year	$250,107	$6,727

Net Cash Provided by Operating Activities

For the year ended December 31, 2011, $652,492 net cash used in operating activities was primarily attributable to our net loss of $790,233, adjusted by non-cash items of depreciation and amortization of $27,528, advanced from customers increased by $286,552, deferred revenue increased by $223,604 and accrued expenses increased by $15,003, offset by accounts receivable increased by $21,627 due to slower collection, deferred tax assets increased by $221, prepaid expenses increased by $364,577 due to the payment for telecommunication platform services, and taxes receivable increased by $28,521. As such, the net cash used by operating activities did not increase as much as net loss.

For the year ended December 31, 2010, $263,708 net cash used in operating activities was primarily attributable to our net loss of $313,260, adjusted by non-cash items of depreciation and amortization of $14,151, advanced from customers increased by $6,638, deferred revenue increased by $15,649, and accrued expenses increased by $27,325, offset by deferred tax assets increased by $74, prepaid expenses increased by $13,741 due to increased advanced payment for employee social benefit, and taxes receivable increased by $396. As such, the net cash used by operating activities did not increase as much as net loss.

Net Cash Used in Investing Activities

For the year ended December 31, 2011, net cash used in investing activities of $49,982 was primarily the result of the loans to related parties for $29,868 and purchase of office equipment for $20,114.

For the year ended December 31, 2010, net cash used in investing activities of $85,325 was primarily the result of the loans to related parties for $738 and purchase of office equipment for $84,587.

Net Cash Provided by Financing Activities

For the year ended December 31, 2011, net cash provided by financing activities of $941,507 was primarily the results of the due to related parties.

For the year ended December 31, 2010, net cash provided by financing activities of $355,375 was primarily attributable to $177,024 from proceed of additional paid in capital contributed from shareholders and $178,351 from the due to related parties.

OFF-BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

As of June 30, 2012 and 2011, we had lease agreements for the principal offices with commitment amount of $54,801 and $38,688, respectively. As of December 31, 2011 and 2010, we had lease agreements for the principal offices with commitment amount of $13,097 and $12,608, respectively. We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or that engages in leasing, hedging or product development services with us.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. This guidance improves the comparability, consistency and transparency of financial reporting and increases the prominence of items reported in other comprehensive income. The guidance provided by this update becomes effective for annual periods beginning on or after December 15, 2011. For nonpublic entities, the ASU is effective for fiscal years ending after December 15, 2012, and interim and annual periods thereafter. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

No other recently issued accounting standards are expected to have a material effect on the financial position, results of operations or cash flows of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of the date hereof for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days as of the date hereof.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of Science & Technology Website (Dalian) Media Co., Ltd., Room 205, Building A, No. 1 Torch Road, High-Tech Zone, Dalian, China 116023.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
	Executive Officers and Directors
Common Stock	Wei Jiang (2) Chairman	29,500,000	56.06%
Common Stock	HuiAn Peng (3) Chief Executive Officer and Director	19,000,000	36.11%
Common Stock	Jie Liang Secretary and Director	0	0
Common Stock	All directors and executive officers as a group (3 persons)	48,500,000	92.17%

	Other 5% Shareholders:
	None

(1)	Based on 52,620,030 shares of common stock issued and outstanding as of the date hereof.
(2)	Including 20,650,000 shares issued in the Share Exchange and 8,850,000 shares transferred from Zhongmin He, Yang He, Dan He, Guifen Gao and Lijuan Wang for $0.001 per share immediately after the closing of the Share Exchange.
(3)	Including 12,850,000 shares issued in the Share Exchange and 6,150,000 shares transferred from Lijuan Wang for $0.001 per share immediately after the closing of the Share Exchange (collectively with (2), the “Share Transfer”).

DIRECTORS AND EXECUTIVE OFFICERS

Effective upon the closing of the Share Exchange, Jesper Toft resigned from our Board of Directors and as officer of the Company.  Also effective upon the closing of the Share Exchange, Wei Jiang, HuiAn Peng and Jie Liang were appointed to our Board of Directors to fill the vacancies created by the resignations of Jesper Toft.  In addition, our Board of Directors appointed Mr. Peng to serve as our Chief Executive Officer and Ms. Liang as our Secretary, effective immediately upon the closing of the Share Exchange.

The following sets forth information about our directors and executive officers as of the date of this Report and following the closing of the Share Exchange:

Name	Age	Position
Wei Jiang	53	Chairman
HuiAn Peng	57	Chief Executive Officer and Director
Jie Liang	32	Secretary and Director

Wei Jiang, president, senior designer, who used to be the president of XieheSi Decoration Company of Dalian from 1995 to 2000. From 2000 to November 2009, Mr Jiang served as the head of the academy of Pulan building design institution. Mr. Jiang has over 20 year’s management experience; he is currently in charge of the management and PR in the company.

HuiAn Peng, CEO, who has published over 40 articles on journals, reporting articles, and enterprise operation management works. He has also published hundreds of news articles in the provincial level and central governmental level journals. He has over 20 years of management experience in the media industry. He was serving as the company managing director at Dalian Northeast cultural development corporation through 2002 to 2010. In 2010, he became the member of board of directors, VP for Dalian Tianyi, and the beginning of 2011, he is appointed as the CEO of Science & Technology World Network (Dalian) Co., Ltd.

Liang Jie, corporate secretary, VP, she has over 7 years working experience in financial related and business administration work. Before she joined our company, she was the security business representative for Acctrue, a public listed company that listed in China Gem board. She started her career in 2004 as editor manager for commodities information channel at Shihua International Financial Information Co., Ltd, a wholly owned subsidiary by Sino-i Technology Ltd. ( HK stock: 0250).

Corporate Governance

The business and affairs of the Company are managed under the direction of the Board of Directors (the “Board”). Messrs. Jiang, Peng and Liang are the current members of the Board.

Term of Office

Directors are appointed for a one-year term to hold office until the next annual general meeting of stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by our Board.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. Our bylaws provide that officers are appointed annually by our Board and each executive officer serves at the discretion of our Board.

Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

We have determined that none of the persons anticipated to become directors upon the closing of the Share Exchange is “independent” as defined by applicable SEC rules and NASDAQ Stock Market listing standards.

Board Committees

We do not have an audit, nominating or compensation committee. We intend, however, to establish an audit committee and a compensation committee of our Board in the future following the Share Exchange. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

The Company has not currently adopted a code of ethics.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Wei Jiang, our newly appointed Chairman, HuiAn Peng, our newly appointed chief executive officer and director, and Jie Liang, our newly appointed director, and Jesper Toft, our former director and officer, for all services rendered in all capacities to us and our subsidiaries.  These executive officers are referred to as the “named executive officers” throughout this Report.

The discussion below pertains to compensation awarded or paid by Science & Technology to Messrs. Jiang, Peng and Liang with respect to Science & Technology(Dalian)’s fiscal years ended December 31, 2011 and 2010 and compensation awarded or paid by the Company to Jesper Toft with respect to the Company’s fiscal years ended December 31, 2011 and 2010.

Summary Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Jesper Toft (1):
Former CEO, CFO,	2011	$420,433	0	0	0	0	0	0	$420,433
Chairman	2010	$144,000	0	0	0	0	0	0	$144,000
Wei Jiang	2011	$10,195	0	0	0	0	0	0	$10,195
Chairman	2010	$8,025	0	0	0	0	0	0	$8,025
HuiAn Peng	2011	$9,639	0	0	0	0	0	0	$9,639
CEO and director	2010	$7,583	0	0	0	0	0	0	$7,583
Jie Liang	2011	$3,862	0	0	0	0	0	0	$3,862
Director

(1)	All payments were made to Toft ApS as management fees. Jesper Toft, our former officer and director, has a controlling interest in Toft ApS.

None of our directors or senior management received any equity awards, including, options, restricted stock or other equity incentives in 2011. We do not set aside or accrue any amounts for pension, retirement or other benefits for our directors and senior management.

Outstanding Equity Awards at Fiscal Year-End Table

At December 31, 2011, MGYS had no outstanding equity awards. At December 31, 2011, Science & Technology had no outstanding equity awards.

Employment Agreements

There are no employment agreements between Science & Technology and its officers and directors.

Compensation of Directors

The Company has not compensated any of its directors for service on the Board of Directors. Management directors are not compensated for their service as directors, however they may receive compensation for their services as employees of the Company. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	Pursuant to the Share Exchange Agreement, on the Closing Date we issued 50,000,000 shares of our common stock to the Science & Technology Shareholders. Immediately after the Closing, Zhongmin He, Dan He, Yang He, Guifen Gao, Lijuan Wang transferred a total of 15,000,000 shares to Mr. Wei Jiang and Mr. HuiAn Peng. Accordingly, Wei Jiang and HuiAn Peng, together, control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally. As a result, Wei Jiang and HuiAn Peng became our principal stockholders. Messrs. Wei Jiang and HuiAn Peng were also appointed as the members of our Board of Directors.
●	On the Closing Date, we entered into the Cancellation Agreement with Jesper Toft pursuant to which we assigned and transferred certain assets and liabilities under certain agreements to Toft ApS in exchange for the cancellation of 10,000,000 shares of our common stock.

Related Party Transaction of Science & Technology:

●	At June 30, 2012 and 2011, the Company had a balance due to Mr. Wei Jiang, the majority shareholder and Chairman, of $1,059,521 and $1,051,339, respectively, for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.
●	At June 30, 2012 and 2011, the Company had a balance due to Xie He Si, a related company owned by Chairman, of $80,384 and $78,589, respectively, for advances made to fund operations. This payable is due on demand, is non-interest bearing and has no maturity date.
●	At June 30, 2011, the Company had a balance due from Mr. Huian Peng, the CEO, of $10,056 for Mr. Huian Peng to purchase materials and tools on behalf of Science & Science & Technology Website Media Group.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);
●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Messrs. HuiAn Peng and Jie Liang are not considered independent because each of them serves as an executive officer of the Company. Mr. Jiang is not considered independent because he is a principal shareholder of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “MGYS.”  However, no established public market exists for our common stock.  As of the date hereof, 52,620,030 shares of our common stock were issued and outstanding.

Holders

As of the date hereof, there were approximately 65 holders of record of our common stock, which does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Penny Stock

Our common stock is subject to provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock rule.” Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act. The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The Company is subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors. “Accredited investors” are persons with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of the Company’s stockholders to sell their shares of common stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.  The Company intends to adopt an equity compensation plan in which its directors, officers, employees and consultants shall be eligible to participate.  However, no formal steps have been taken as of the date of this Report to adopt such a plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), of which 100,000 shares are designated as Series A Convertible Preferred Stock and 100,000 shares are designated as Series B Convertible Preferred Stock.  As of the date hereof, 52,620,030 shares of our common stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 5,000,0000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Undesignated Preferred Stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock may adversely affect the rights of our common stockholders. For example, any shares of Preferred Stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of Preferred Stock, or the issuance of rights to purchase shares of Preferred Stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing Preferred Stock.

Series A Convertible Preferred Stock

On July 10, 2008, the Company designated 100,000 shares as Series A Convertible Preferred Stock. As of June 30, 2012, the Company had 100,000 shares of Series A Convertible Preferred Stock issued and outstanding. The holders of the Series A Convertible Preferred Stock are entitled to receive, when and if declared by the Board of Directors out of funds readily available for the purpose, dividends payable in cash.  The aggregate amount of dividends paid to the holders of the Series A Convertible Preferred Stock shall be capped at $1,000,000.  After the Series A Convertible Preferred Stock dividends have been paid out, they will have no preference on dividends, but they will maintain their voting rights.  The holders of the Series A Convertible Preferred Stock are entitled to 1,000 votes per share they hold on all matters submitted to a vote of the stockholders of the Company’s common stock.  At any time on or after the issuance date, the holders of Series A Convertible Preferred Stock may convert a portion or all of their shares into common stock only on a one to one basis.

The Series A Convertible Preferred Stock was cancelled on October 22, 2012.

Series B Convertible Preferred Stock

On August 27, 2009, the Company designated 100,000 shares as Series B Convertible Preferred Stock. On August 27, 2009, the Company issued 100,000 shares of Series B Convertible Preferred Stock to an investor. The holders of the Series B Convertible Preferred Stock are entitled to receive, when and if declared by the Board of Directors out of funds readily available for the purpose, dividends payable in cash.  The aggregate amount of dividends paid to Series B Convertible Preferred Stock shall be capped at $570,000. The holders of the Series B Convertible Preferred Stock are entitled to one vote per share they hold on all matters submitted to a vote of the stockholders of the Company.  At any time on or after the issuance date, the holders of Series B Convertible Preferred Stock may convert a portion or all of their shares into common stock only on a one to one basis.

On May 16, 2011, the Company repurchased the 100,000 shares of the Series B Convertible Preferred Stock for a total price of approximately $570,000.  The shares are recorded as treasury shares.

The Series B Convertible Preferred Stock was cancelled on October 22, 2012.

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of the Closing Date, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;
●	increase or decrease the par value of the shares of such class; or
●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to Item 4.01 of this Report.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our certificate of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

Delaware law also authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
●	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

The shares of common stock issued to the former shareholders of Science & Technology in connection with the Share Exchange were offered and sold in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Regulation D and Regulation S promulgated under the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us. Our reliance on Regulation S was based on that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 4.01     Changes in Registrant’s Certifying Accountant.

Effective on or about October 29, 2012, the Company terminated the services of its principal independent auditor, Webb & Company, P.A. (the “Former Accountant”).

The Former Accountant’s principal accountant’s report on the Company’s financial statements for its fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for fiscal years ended December 31, 2011 and 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

The change in auditor was recommended, approved and ratified by the Company's Board of Directors.

Since the Company’s inception on April 18, 2008, through its most recent fiscal year ended December 31, 2011, and subsequent interim periods preceding this change of independent auditors, the Company is not aware of any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company is not aware of any reportable events (as defined in Item 304(a)(iv) or (v) of Regulation S-K) that have occurred during the two most recent fiscal years and the interim periods preceding the dismissal of the Former Accountant.

The Company has engaged the firm of Marcum Bernstein & Pinchuk LLP (the “New Accountant”), as its new principle independent accountant effective November 2, 2012, to audit our financial records. During the two most recent fiscal years and the interim period preceding the appointment of the New Accountant, we have not consulted the New Accountant regarding either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that the Company considered an important factor in reaching a decision as to the accounting or financial reporting issue; or any matter that was either the subject of a disagreement or event (as defined in Item 304(a)(iv) or (v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the Share Exchange and Share Transfer, Wei Jiang and HuiAn Peng, through the entities they controlled, owned an aggregate of 48,500,000 shares of common stock, or 92.17% of our total voting power of all of our outstanding voting securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, Jesper Toft submitted resignation letter pursuant to which he resigned as sole director and officer of the Company, effective upon the closing of the Share Exchange. The resignations of Jesper Toft were not in connection with any known disagreement with us on any matter.

On the Closing Date, Wei Jiang, HuiAn Peng and Jie Liang were appointed by our Board of Directors to fill the vacancies created by the resignation of Jesper Toft, effective upon the closing of the Share Exchange.

On the Closing Date, our Board of Directors appointed Mr. HuiAn Peng as our Chief Executive Officer and Ms. Jie Liang as our Secretary, effective upon the closing of the Share Exchange.

For certain biographical and other information regarding Messrs. Jiang, Peng and Liang, see the disclosure under “Item 2.01—Directors and Executive Officers” of this Report, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status.

To the extent that we might have been deemed to be a shell company prior to the closing of the Share Exchange, reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Audited Combined Financial Statements for the years ended December 31, 2011 and 2010 for Science & Technology (Dalian) and Dalian Tianyi.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Unaudited Interim Combined Financial Statements for the periods ended June 30, 2012 and 2011 for Science & Technology (Dalian) and Dalian Tianyi.

(b)	Pro Forma Financial Information.

Filed herewith as Note 13 to Exhibit 99.2 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Metha Energy Solutions, Inc. and its subsidiaries.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)	Exhibits.

Certain of the agreements filed as exhibits to this Report contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

●	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
●	may apply standards of materiality that differ from those of a reasonable investor; and
●	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number		Description
2.1	(3)	Share Exchange Agreement, dated October, 2012, by and among Metha Energy Solutions Inc., its principal shareholder, Science & Technology Holding, Science & Technology Media and the shareholders of Science & Technology Holding.
3.1	(1)	Articles of Incorporation.
3.2	(2)	Certificate of Amendment to Articles of Incorporation.
3.3	(1)	Bylaws.
10.1	(3)	Cancellation Agreement, dated October 29, 2012, by and among Metha Energy Solutions Inc. and its principal shareholder.
10.2	(3)	Exclusive Technical Consulting Service Agreement with Science & Technology (Dalian), dated January 21, 2012
10.3	(3)	Exclusive Technical Consulting Service Agreement with Dalian Tianyi, dated January 21, 2012
10.4	(3)	Operating Agreement with Science & Technology (Dalian), dated January 21, 2012
10.5	(3)	Operating Agreement with Dalian Tianyi, dated January 21, 2012
10.6		Form of Exclusive Equity Interest Purchase Agreement with Science & Technology (Dalian), dated January 21, 2012
10.7		Form of Exclusive Equity Interest Purchase Agreement with Dalian Tianyi, dated January 21, 2012
10.8		Form of Equity Interest Pledge Agreement with Science & Technology (Dalian), dated January 21, 2012
10.9		Form of Equity Interest Pledge Agreement with Dalian Tianyi, dated January 21, 2012
10.10		Form of Power of Attorney as shareholder of Science & Technology (Dalian), dated January 21, 2012
10.11		Form of Power of Attorney as shareholder of Dalian Tianyi, dated January 21, 2012
16.1	(3)	Letter from Webb & Company, P.A.
99.1		Audited Combined Financial Statements for the years ended December 31, 2011 and 2010 for Science & Technology (Dalian) and Dalian Tianyi.
99.2		Unaudited Interim Combined Financial Statements for the periods ended June 30, 2012 and 2011 for Science & Technology (Dalian) and Dalian Tianyi.

(1) Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2008.

(2) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2009.

(3) Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2012	METHA ENERGY SOLUTIONS INC.

	By:	/s/ HuiAn Peng
HuiAn Peng
Chief Executive Officer